Exhibit 10.1

STANDEX INTERNATIONAL CORPORATION

NONSTATUTORY STOCK OPTION AGREEMENT

UNDER THE STANDEX INTERNATIONAL CORPORATION

AMENDED AND RESTATED 2018 OMNIBUS INCENTIVE PLAN

(Premium-Priced Stock Option)

Name of Optionee:                                 ____________________________

No. of Option Shares:                                 ____________________________

Option Exercise Price per Share:  $_______ (110% of the Fair Market Value of a Share on the Grant Date)

Grant Date:                                 ____________________________

Expiration Date:                                 ____________________________ (the tenth (10th) anniversary of the Grant Date)

Pursuant to the Standex International Corporation Amended and Restated 2018 Omnibus Incentive Plan (the “Plan”), Standex International Corporation, a Delaware corporation (the “Company”), hereby grants to the Optionee named above a nonstatutory stock option (the “Stock Option”) to purchase, on or prior to the Expiration Date specified above, all or part of the number of shares of Common Stock, par value $1.50 per share, of the Company (the “Stock”) specified above, at the Option Exercise Price per Share specified above (which is not less than 110% of the Fair Market Value of a Share of Stock on the Grant Date), subject to the terms and conditions set forth in this Agreement and in the Plan and administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). This Stock Option is granted as a one-time award and is in addition to, and not in replacement or reduction of, any other annual or long-term incentive compensation for which the Optionee may otherwise be eligible.

1.           Vesting Schedule.  No portion of this Stock Option may be exercised until such portion shall have vested. Subject to the Optionee’s continued employment with the Company or a Subsidiary through the applicable vesting date, this Stock Option shall vest and become exercisable with respect to the following number of Option Shares on the dates indicated so long as the Optionee remains employed by the Company or a Subsidiary on such dates:

Number of Option Shares Vesting	Vesting Date
25% of the Option Shares	First anniversary of the Grant Date
25% of the Option Shares	Second anniversary of the Grant Date
25% of the Option Shares	Third anniversary of the Grant Date
25% of the Option Shares	Fourth anniversary of the Grant Date

To the extent vested and exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.           Manner of Exercise.  From time to time on or prior to the Expiration Date, the Optionee may exercise this Stock Option by giving written notice to the Committee (or its delegate) of the Optionee’s election to purchase some or all of the Option Shares exercisable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

(a)   Payment of the Option Exercise Price for the Option Shares may be made by one or more of the following methods: (i) in cash or by certified or bank check or other instrument acceptable to the Committee; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Committee; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option Exercise Price, provided that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; (iv) with the consent of the Committee, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the Option Exercise Price (and the Optionee shall make a cash payment equal to the difference between the Fair Market Value of such shares and the Option Exercise Price); or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.

(b)  The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c)   Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.

3.           Termination of Employment; Change in Control.  If the Optionee’s employment with the Company and its Subsidiaries terminates, or a Change in Control occurs, this Stock Option shall be treated as set forth below.

(a)   Death or Disability. If the Optionee’s employment with the Company and its Subsidiaries terminates by reason of the Optionee’s death or Disability, this Stock Option shall immediately become fully vested and exercisable in full, and may thereafter be exercised by the Optionee (or, in the case of the Optionee’s death, the Optionee’s legal representative or legatee) for a period of twelve (12) months from the date of such termination or until the close of business on the Expiration Date, if earlier. For purposes hereof, unless otherwise provided in an employment or service agreement between the Company or a Subsidiary and the Optionee, “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months, as determined in accordance with Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(b)  Retirement. If the Optionee’s employment with the Company and its Subsidiaries terminates by reason of the Optionee’s Retirement (as defined in the Plan), then (i) any portion of this Stock Option that has not vested as of the date of such termination shall be immediately and automatically forfeited and cancelled without consideration, and (ii) any portion of this Stock Option that is vested and exercisable as of the date of such termination shall remain outstanding and may be exercised by the Optionee at any time or times prior to the close of business on the Expiration Date.

(c)   Other Termination Without Cause. If the Optionee’s employment with the Company and its Subsidiaries is terminated voluntarily by the Optionee or involuntarily by the Company or a Subsidiary, in either case other than for Cause and other than by reason of the Optionee’s Retirement, death, or Disability, then (i) any portion of this Stock Option that has not vested as of the date of such termination shall be immediately and automatically forfeited and cancelled without consideration, and (ii) any portion of this Stock Option that is vested and exercisable as of the date of such termination shall remain outstanding and may be exercised by the Optionee for a period of three (3) months from the date of such termination or until the close of business on the Expiration Date, if earlier.

(d)  Termination for Cause. If the Optionee’s employment with the Company or a Subsidiary is terminated for Cause, this Stock Option, whether or not then vested or exercisable, shall be immediately and automatically forfeited in its entirety and cancelled without consideration, effective as of the date of such termination. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment or service agreement between the Company or a Subsidiary and the Optionee, (i) any material breach by the Optionee of any agreement between the Optionee and the Company or a Subsidiary; (ii) the conviction of, indictment for, or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance by the Optionee of the Optionee’s duties to the Company or a Subsidiary.

(e)   Change in Control. The treatment of this Stock Option upon a Change in Control (as defined in the Plan) shall be governed by Section 13 of the Plan. Except to the extent that this Stock Option is continued, assumed, or replaced with a Replacement Award (as defined in the Plan) in connection with a Change in Control in accordance with Section 13(c) of the Plan, upon a Change in Control this Stock Option, to the extent not then vested, shall immediately become fully vested and exercisable in accordance with Section 13(a)(ii) of the Plan, subject to the Committee’s right to cancel this Stock Option and pay the Optionee the cash value thereof as provided in Section 13(a)(ii) of the Plan. If this Stock Option is continued, assumed, or replaced with a Replacement Award in connection with a Change in Control, such Replacement Award shall become fully vested and exercisable if the Optionee’s employment with the Company or a Subsidiary is involuntarily terminated other than for Cause at any time following such Change in Control, as provided in Section 13(c)(ii) of the Plan.

The Committee’s determination of the reason for termination of the Optionee’s employment, and of the occurrence and timing of any Change in Control, shall be conclusive and binding on the Optionee and the Optionee’s representatives or legatees.

4.           Incorporation of Plan; Controlling Document.  This Agreement is granted under and is expressly subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth therein, whether or not such terms and conditions are set forth in this Agreement. In the event of any conflict between the terms of this Agreement and those of the Plan, the terms of the Plan shall control. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Plan. The terms of this Agreement and the Plan shall be determined conclusively by the Committee, which shall have full discretionary authority to interpret the terms of this Agreement and the Plan.

5.           Transferability.  This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6.           Non-Compete/Non-Solicitation.  In consideration of the Stock Option granted hereunder, the Optionee shall not during the course of employment for the Company and for a period of one (1) year subsequent to termination of employment for any reason, or such longer period of time as set forth in an employment agreement or any other agreement between the Optionee and the Company, (the “Restrictive Period”), either individually or in partnership or in conjunction with any other person or persons, firm, association, syndicate, company, corporation or any other business entity, as principal, agent, director, officer, employee, investor or in any other manner whatsoever, directly or indirectly, own, manage, operate, control, be employed by, be engaged in, be interested in or advise any business entity or person, carrying on, engaged in, interested in or concerned with, any business activities anywhere in the world that reasonably compete with those business activities in which the Optionee was engaged on behalf of the Company (whether directly or indirectly) at any time during the twelve (12) months prior to separation from the Company (the “Restricted Activities”). The Optionee shall also not during the Restrictive Period contact any customers or former customers of the Company, in any manner, for the purpose of soliciting or accepting any business that competes with the Restricted Activities, or request, induce or advise any customers of the Company to withdraw, curtail or cancel their respective business with the Company. In addition, the Optionee shall not during the Restrictive Period contact any employees of the Company for the purpose of inducing or otherwise encouraging said employees to leave their employment with the Company. The Optionee hereby confirms that all restrictions and affirmative obligations contained in this Section 6 are reasonable, valid and necessary to protect the Company’s legitimate business interests and the Optionee hereby waives all defenses to the strict enforcement thereof by the Company. The Company agrees that the provisions of this Section 6 shall not prevent the Optionee from purchasing as a passive investor up to two percent (2%) of the outstanding publicly traded shares or other securities of any class of stock listed on a stock exchange.

7.           Tax Withholding.  To the extent that withholding is required under applicable law, the Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause any required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Optionee, the number of shares of Stock necessary to satisfy the federal, state and local taxes required by law to be withheld from the Optionee on account of such taxable event.

8.           No Obligation to Continue Employment.  Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee’s employment with the Company or a Subsidiary, and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Optionee’s employment at any time.

9.           Integration.  This Agreement and the Plan constitute the entire agreement between the parties with respect to this Stock Option and supersede all prior agreements and discussions between the parties concerning this Stock Option.

10.         Data Privacy Consent.  In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes each Relevant Company to collect, process, register and transfer to each other Relevant Company all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction which a Relevant Company considers appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

11.         Notices.  Any notice required to be given under the terms of this Agreement shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

This Stock Option has been granted by the Company pursuant to the Plan and as duly authorized by the Compensation Committee of the Board of Directors of the Company. The undersigned Optionee hereby acknowledges receipt of this Agreement and agrees to the terms and conditions set forth herein and in the Plan. Electronic acceptance of this Agreement pursuant to the Company's instructions to the Optionee (including through an online acceptance process) shall constitute the Optionee's signature and acceptance of this Agreement.

Dated:   ____________________________

____________________________

Optionee’s Signature

Optionee’s name and address:

____________________________

____________________________

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